POWER OF ATTORNEY

      We the undersigned, officers and directors of Parlex Corporation, hereby severally constitute Herbert W. Pollack and Steven M. Millstein, and each of them singly, our true and lawful attorneys, with full power indicated below, to sign for us the Report on Form 10-K of Parlex Corporation for the fiscal year ended June 30, 1994 and any required amendments thereto, hereby ratifying and conforming our signatures as they may be signed by our said attorneys to said Report and any and all such amendments.


      Witness our hands on the dates set forth below:


Dated:  August 22, 1995
        ---------------------------

/s/  SHELDON A. BUCKLER
-----------------------------------                         Director
Sheldon A. Buckler


/s/  RICHARD W. HALE
-----------------------------------                         Director
Richard W. Hale


/s/  M. JOEL KOSHEFF
-----------------------------------                         Director
M. Joel Kosheff


/s/  PETER J. MURPHY
-----------------------------------                         Director
Peter J. Murphy


/s/  LESTER POLLACK
-----------------------------------                         Director
Lester Pollack


/s/  BENJAMIN RABINOVICI
-----------------------------------                         Director
Benjamin Rabinovici